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    As filed with the Securities and Exchange Commission on January 24, 2006
                                                     Registration No. 333-126617
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                TO THE FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            EQUITABLE FINANCIAL CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)




     UNITED STATES                       6035                    14-1941649
(State or Jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)





     113-115 NORTH LOCUST STREET             113-115 NORTH LOCUST STREET
    GRAND ISLAND, NEBRASKA 68801            GRAND ISLAND, NEBRASKA 68801
         (308) 382-3136                          (308) 382-3136
   (Address and Telephone Number of      (Address of Principal Place of Business
     Principal Executive Offices)        or Intended Principal Place of Business


                               RICHARD L. HARBAUGH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            EQUITABLE FINANCIAL CORP.
                           113-115 NORTH LOCUST STREET
                          GRAND ISLAND, NEBRASKA 68801
                                 (308) 382-3136
            (Name, Address and Telephone Number of Agent for Service)


                                   Copies to:

                              PAUL M. AGUGGIA, ESQ.
                              AARON M. KASLOW, ESQ.
                               SEAN P. KEHOE, ESQ.
                          MULDOON MURPHY & AGUGGIA LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840



                 Sale to the public concluded November 8, 2005.


================================================================================



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      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 3,934 shares of the $.01 par value common stock (the "Common Stock") of Equitable Financial Corp. (the "Company"), heretofore registered and offered pursuant to the terms of the Prospectus dated September 27, 2005. The remaining 1,483,879 shares registered pursuant to this Registration Statement on Form SB-2 have been issued in accordance with the Prospectus in the Subscription Offering described therein.

      The Company has determined that no further shares will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.



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                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Grand Island, State of Nebraska, on January 24, 2006.

                                  EQUITABLE FINANCIAL CORP.

                                  By: /s/ Richard L. Harbaugh
                                      ------------------------------------------
                                      Richard L. Harbaugh
                                      CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                      EXECUTIVE OFFICER
                                      (duly authorized representative)

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Name                                Title                       Date
----                                -----                       ----


/s/ Richard L. Harbaugh             Chairman of the Board,      January 24, 2006
--------------------------          President and Chief
Richard L. Harbaugh                 Executive Officer


/s/ Kim E. Marco                    Executive Vice President    January 24, 2006
--------------------------          and Chief Financial Officer
Kim E. Marco                        (principal accounting and
                                    financial  officer)

      *                             Director
--------------------------
H. Lawrence Hanson


      *                             Director
--------------------------
Gary L. Hedman


      *                             Director
--------------------------
Joanne Roush Holmes

      *                             Director
--------------------------
Pamela L. Price

      *                             Director
--------------------------
Jonas A. Proffitt, M.D.


      *                             Director
--------------------------
Jack E. Rasmussen


      *                             Director
--------------------------
Douglas J. Redman


      *                             Director
--------------------------
Benedict P. Wassinger, Jr.



* Pursuant to the Powers of Attorney filed as Exhibit 24.0 to the Registration Statement on Form SB-2 for Equitable Financial Corp. and Equitable Federal Savings Bank of Grand Island 401(k) Savings Plan and Trust filed on July 15, 2005.



/s/ Richard L. Harbaugh                       January 24, 2006
----------------------------
Richard L. Harbaugh